Exhibit 10.10

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) dated the ___th day of __________, 2013, to be effective as of September 19, 2013 (“Effective Date”), by and between UNIVERSAL ENTERTAINMENT SAS, INC., a Florida corporation (hereinafter called “Lessor”), and VOMBLOM & POMARE S.A. y/o Claudia Cifuentes Robles, a company formed under the laws of Colombia (hereinafter called “Lessee”).  The Lessor and Lessee may be referred to collectively as the “Parties” or individually as a “Party”.

1.

Equipment. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, on the terms and conditions as specified in this document, the equipment described in Schedule A attached hereto (“Equipment”).

2.

Term.  The term of this Lease shall commence on the Effective Date and shall terminate five (5) years thereafter (the “Original Term”).

3.

Renewal Term.  This Lease may be extended for a one additional five (5) year period (the “Renewal Term” and with the Original Term, the “Term”) at the end of the Original Term, unless a Party has notified the other Party in writing at least ninety (90) days prior to expiration of the Original Term that it elects not to renew this Lease for the Renewal Term.

4.

Location of Equipment.  As of the Effective Date, the Equipment is located and installed at the Lessee’s place of business located at Kra #710 Port Arthur, San Andres Isla (the “Lessee’s Premises”).  Lessee shall not move the Equipment to other premises without the prior written consent of the Lessor.  In the event the Lessee desires to move the Equipment to other premises the Lessee shall contact Lessor, which will either provide its consent or will send trained personnel to effect the move, the cost of which shall be borne entirely by the Lessee. Any other premises to which the Equipment is moved after the Commencement Date shall be considered “Lessee’s Premises” from and after the effective date of the move.

5.

Condition and Maintenance of Lessee’s Premises. The Lessee shall keep said Lessee’s Premises clean and in safe condition for invitees or licensees in said premises and will be responsible for keeping the area housing the Equipment in a tidy condition.  The Lessee shall be responsible for providing all utility hookups necessary to operate the Equipment to the specifications of the manufacturers of the Equipment, including as necessary gas, heat, electricity, water, and sewer, weekly trash removal, telephone, internet, or other communication systems and services.  Furthermore, the Lessee shall maintain the areas housing the Equipment at such temperature ranges as are specified by the manufacturers thereof.

6.

Entry and Inspection. Upon one hour notice given to the Lessee by the Lessor, the Lessee shall permit the Lessor and its agents to enter the Lessee’s Premises at reasonable times to inspect the Equipment.

7.

Lease Payments.  During the Original Term or the Renewal Term, if applicable, the Lessee agrees to pay the Lessor lease payments equal to $700,000 per year, payable in twelve monthly installments of $58,333.33 on the first day of each calendar month, provided that on the date of execution of this Lease the Lessee shall make a one-time payment equal to all lease payments which have accrued from the Effective Date to the date of execution of this Lease.

8.

Reporting Obligations of Lessee.  During the Original Term or the Renewal Term, if applicable, the Lessee agrees to provide the Lessor with a daily report of the net revenues of the Lessee’s operations.  The Lessee agrees to allow the Lessor’s agent to audit the operations of the Lessee’s business on a monthly basis.  Lessor’s initial agent for auditing Lessee’s operations shall be MTS. Lessor shall pay the auditor $1,500 per month to audit Lessee’s operations, and Lessee shall pay any audit costs in excess of the amount payable by the Lessor. Furthermore, the Lessee agrees to provide the Lessor with an office in the Lessee’s Premises at no charge to Lessor.

9.

Late Payment.  In the event any payment required to be made under the terms of this Lease is more than ten (10) days past its due date, the Lessee shall pay to the Lessor a one-time late fee in the amount of five percent (5%) of the amount of the delinquent payment.  In addition, the Lessee shall be responsible for interest on any late payment at the rate of 1.5% per month until the late payment is actually received by the Lessor.

10.

Encumbrances; Taxes.  The Lessee shall keep the Equipment free and clear of all levies, liens and encumbrances. The Lessee, or the Lessor at the Lessee's expense, shall report, pay and discharge when due all license and registration fees, assessments, sales, use and property taxes, gross receipts, taxes arising out of receipts from use or operation of the Equipment, and other taxes, fees and governmental charges similar or dissimilar to the foregoing, together with any penalties or interest thereon, imposed by any state, federal or local government or any agency, or department thereof, upon the Equipment or the purchase, use, operation or leasing of the Equipment or otherwise in any manner with respect thereto and whether or not the same shall be assessed against or in the name of the Lessor or the Lessee. However, the Lessee shall not be required to pay or discharge any such tax or assessment so long as it shall, in good faith and by appropriate legal proceedings, contest the validity thereof in any reasonable manner which will not affect or endanger the title and interest of the Lessor to the Equipment; provided, the Lessee shall reimburse the Lessor for any damages or expenses resulting from such failure to pay or discharge.

11.

Lessor's Payment.  In case of failure of the Lessee to procure or maintain insurance or to pay fees, assessments, charges and taxes, all as specified in this Lease, the Lessor shall have the right, but shall not be obligated, to effect such insurance, or pay said fees, assignments, charges and taxes, as the case may be. In that event, the cost thereof shall be repayable to the Lessor with the next Lease Payment, and failure to repay the same shall carry with it the same consequences as a failure to pay any Lease Payment.

12.

Manner of Payment.  All payments due by Lessee to Lessor under this Lease shall be made via ACH Deposit with the following instructions:

Account Holder: Universal Entertainment SAS, Inc.

Bank: Bank of America

Routing: 026009593

Account: 229044375077

Credit to: Universal Entertainment SAS, Inc.

13.

Repairs and Maintenance.  The Lessee shall be responsible for all costs to keep the Equipment in good repair, condition and working order and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in good mechanical working order.

14.

Loss and Damage. Lessee hereby assumes and shall bear the entire risk of loss and damage to the Equipment from any and every cause whatsoever. No loss or damage to the Equipment or any part thereof shall impair any obligation of the Lessee under this Lease which shall continue in full force and effect through the term of the Lease.  In the event of loss or damage of any kind whatever to the Equipment, the Lessee shall, at the Lessor's option:

(a)

Place the same in good repair, condition and working order; or

(b)

Replace the same with like equipment in good repair, condition and working order; or

(c)

Pay to Lessor the replacement cost of the Equipment.

15.

Surrender.  Upon the expiration or earlier termination of this Lease, the Lessee shall allow the Lessor to remove the Equipment from the Lessee’s Premises, the cost of which shall be borne by the Lessee.  The Lessor shall not be responsible for any damage to the Lessee’s Premises caused by or resulting from the removal of the Equipment.

16.

Insurance.  The Lessee shall procure and continuously maintain and pay for:

(a)

All risk insurance against loss of and damage to the Equipment for not less than the full replacement value of the Equipment, naming the Lessor as loss payee, and;

(b)

Combined public liability and property damage insurance with limits as approved by the Lessor, naming the Lessor as additionally named insured and a loss payee.

The insurance shall be in such form and with such company or companies as shall be reasonably acceptable to the Lessor, shall provide at least thirty (30) days advance written notice to the Lessor of any cancellation, change or modification, and shall provide primary coverage for the protection of the Lessee and the Lessor without regard to any other coverage carried by the Lessee or the Lessor protecting against similar risks.  The Lessee shall provide the Lessor with an original policy or certificate evidencing such insurance.  The Lessee hereby appoints the Lessor as the Lessee's attorney in fact with power and authority to do all things, including, but not limited to, making claims, receiving payments and endorsing documents, checks or drafts necessary or advisable to secure payments due under any policy of insurance required under this Lease.

17.

Indemnity.  The Lessee shall indemnify Lessor against, and hold Lessor harmless from, any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including reasonable attorney's fees and costs, arising out of, connected with, or resulting from the Lessee's use of the Equipment, including without limitation the selection, delivery, possession, use, operation, or return of the Equipment.

18.

Disclaimer of Warranties and Waiver of Defenses.  THE LESSOR IS NOT THE MANUFACTURER OF THE EQUIPMENT, AND MAKES NO WARRANTY, EXPRESSED OR IMPLIED, REGARDING THE FITNESS, MERCHANTABILITY, DESIGN, CONDITION, CAPACITY, PERFORMANCE OR ANY OTHER ASPECT OF THE EQUIPMENT OR ITS MATERIAL OR WORKMANSHIP.  The Lessor further disclaims any liability for loss, damage, or injury to the Lessee or third parties as a result of any defects, latent or otherwise, in the Equipment whether arising from the Lessor’s negligence or application of the laws of strict liability. As to the Lessor, the Lessee leases the equipment “AS IS” on an all faults basis.  The Lessor hereby assigns to the Lessee, all of the rights which the Lessor may have against a supplier and a supplier’s vendor for the breach of warranty or other representations respecting the Equipment.

19.

Default. Each of the following is a default (“Default”) under this Lease: (i) Lessee fails to pay any Lease Payment or any other payment within ten (10) days of its due date; (ii) Lessee attempts to or abandons, removes, sells, encumbers or sublets any item of Equipment; (iii) Lessee does not perform any of Lessee’s other obligations under this Lease or in any other agreement with Lessor and such failure continues unremedied for ten (10) business days after written notice sent by Lessor; (iv) any information provided by the Lessee to the Lessor proves to be false or inaccurate; (v) Lessee becomes insolvent, dissolves, or assigns its assets for the benefit of creditors, or a trustee or receiver is appointed for Lessee or guarantor or for a substantial part of their assets or enters any bankruptcy or reorganization proceeding; (vi) Lessee suffers a material adverse change in its financial condition or operations; (vii) Lessee defaults under any other agreement with Lessor or any of its affiliates; (viii) Lessee sells or transfers any interest which would result in a change in a majority ownership of the Lessee or sells all or substantially all its assets and property; or (ix) Lessee merges or combines with another entity without the consent of the Lessor.

20.

Remedies.  If a Default occurs, the Lessor may do one or more of the following:

(a)

declare the entire amount of Lease Payments due hereunder through the remaining of this Lease immediately due and payable without notice or demand to Lessee, each discounted from its respective due date at a discount rate of 4% per annum;

(b)

sue for and recover all Rents, and other payments, then accrued or thereafter accruing as they come due;

(c)

take possession of the Equipment, without demand or notice, wherever same may be located, without any court order or other process of law;

(d)

terminate this Lease; or

(e)

pursue any other remedy at law or in equity.

Notwithstanding any repossession or any other action which the Lessor may take, the Lessee shall be and remain liable for the full performance of all obligations on the part of the Lessee to be performed under this Lease. All of the Lessor's remedies are cumulative, and may be exercised concurrently or separately.  Lessee agrees to pay all of the Lessor’s costs of enforcing the Lessor’s rights against the Lessee, repossess the Equipment without court order including reasonable legal fees and the Lessee will not make any claims against the Lessor for damages or trespass or any other reason.  The Lessor may exercise any other right or remedy available at law or in equity and no remedy referred to in this Lease is intended to be exclusive, but each shall be in addition to any other remedy referred to or otherwise available to the Lessor. If the Lessor takes possession of the Equipment, the Lessor may sell, re-lease or otherwise dispose of it with or without notice, at a public or private sale, and apply the net proceeds (after deducting all costs related to the sale or disposition of the Equipment) to the amounts that the Lessee owes the Lessor. The Lessee agrees that if notice of sale is required by law to be given, ten (10) business days’ notice shall constitute reasonable notice. The Lessee will remain responsible for any amounts that are due after the Lessor has applied such net proceeds.

21.

Non-waiver of default. No party shall be deemed to have waived any right or remedy under or with respect to this Lease unless such waiver is expressed in a writing signed by such party.  No waiver of any right or remedy under or with respect to this Lease by a party on any occasion or in any circumstance shall be deemed to be a waiver of any other right or remedy on that occasion or in that circumstance nor a waiver of the same or of any other right or remedy on any other occasion or in any other circumstance. The subsequent acceptance of a Lease Payment hereunder by the Lessor shall not be deemed a waiver of any preceding breach of any obligation hereunder by the Lessee other than the failure to pay the particular Lease Payment so accepted, and the waiver of any breach of any covenant or condition by the Lessor shall not constitute a waiver of any other breach regardless of knowledge thereof.

22.

Bankruptcy.  Neither this Lease nor any interest therein is assignable or transferable by operation of law. If any proceeding under the United States Bankruptcy Code, as amended, is commenced by or against the Lessee, or if the Lessee is adjudged insolvent, or if Lessee makes any assignment for the benefit of his creditors, or if a writ of attachment or execution is levied on the Equipment and is not released or satisfied within ten (10) days thereafter, or if a receiver is appointed in any proceeding or action to which the Lessee is a party with authority to take possession or control of the Equipment, Lessor shall have and may exercise any one or more of the remedies set forth in Paragraph 20 hereof; and this Lease shall, at the option of the Lessor, without notice, immediately terminate and shall not be treated as an asset of the Lessee after the exercise of said option.

23.

Ownership.  The Equipment is, and shall at all times be and remain, the sole and exclusive property of the Lessor; and the Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease. Unless granted under this Lease, the Lessee has no right to purchase or otherwise acquire title to or ownership of any of the Equipment or property of this Lease no matter that the Equipment or any part thereof may now be, or hereafter become, attached or affixed to any real property or any improvements thereon.

24.

Additional Documents.  If the Lessor shall so request, the Lessee shall execute and deliver to Lessor such documents as the Lessor shall deem necessary or desirable for purposes of recording or filing to protect the interest of the Lessor in the Equipment.

25.

Notices.  Service of all notices under this Agreement shall be sufficient if given personally, mailed certified, return receipt requested, postage prepaid, or sent by overnight delivery, signature required, at the address hereinafter set forth, or to such address as such party may provide in writing from time to time.

If to the Lessor:

Universal Entertainment SAS, Inc.

1001 3rd Ave. W., Suite#430

Bradenton, FL 34209

If to the Lessee:

VOMBLOM & POMARE y/o Claudia Cifuentes Robles

KRA, 5a #4-710

Port Arthur, San Andres Isla,

Colombia

26.

Relationship of Parties. It is understood and agreed that the relationship of the parties hereto is strictly that of lessor and lessee and that this Lease shall not be construed as a joint venture or partnership. The parties hereto are not and shall not be deemed to be agents or representatives of each other.

27.

Assignment; Successors.  The Lessee shall not assign this Lease or its interest in the Equipment without the prior written consent of the Lessor nor allow any security interest to encumber the Equipment which ranks equal to or superior to that of the Lessor under this Lease. The Lessor may, without notifying the Lessee, sell, assign, grant a security interest in or transfer this Lease or its rights in the Equipment.  The Lessee agrees that the new owner or secured party, as the case may be, will have the same rights and benefits that the Lessor has now under this Lease, and if requested the Lessee shall make all payments to the new owner or secured party, as the case may be. The rights of the new owner will not be subject to any claim, defense or set-off that the Lessee may have against the Lessor. All the terms, covenants, and conditions hereunder shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties.

28.

Severability.  If any provision in this Lease is held to be invalid or unenforceable on any occasion or in any circumstance, such holding shall not be deemed to render the provision invalid or unenforceable on any other occasion or in any other circumstance nor to render any other provision hereof invalid or unenforceable, and to that extent the provisions of this Lease are severable; provided, however, that this provision shall not preclude a court of competent jurisdiction from refusing so to sever any provision if severance would be inequitable to one or more of the parties.

29.

Entire Agreement; Amendments. This Lease and each of the schedules annexed hereto, each of which is made a part hereof by this reference, constitute the entire understanding and agreement of the Parties with the subject matter hereof, and they shall not be bound by any terms, conditions, statements, or representations, oral or written, not contained in this Lease.  This Lease may only be amended or changed in a writing signed by both Parties.  Any prior understandings and agreements between the Parties are merged herein, except only as herein otherwise expressly stated.

30.

Miscellaneous.

(a)

The paragraph headings in this Lease are for convenience only and shall not in any wise limit or be deemed to construe or interpret the terms and provisions hereof.

(b)

Time is of the essence of this Lease and of all provisions hereof.

(c)

This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

(d)

This Lease Agreement may be executed in one or more counterparts, each of which shall be considered an original.

IN WITNESS HEREOF, the Lessor and the Lessor each execute this Lease as of the Effective Date set forth above.

Lessor:

UNIVERSAL ENTERTAINMENT SAS, INC., a Florida corporation

By:
Name:	Pierre Quilliam
Title:	Chief Executive Officer

Lessee: VOMBLOM & POMARE, y/o Claudia Cifuentes Robles, a Colombia Corporation

By:
Name:	Claudia Cifuentes Robles
Title:

EXHIBIT A

TO LEASE AGREEMENT

LIST OF EQUIPMENT